Exhibit 5.0

BARNETT & LINN
ATTORNEYS AT LAW
23564 Calabasas Road, Suite 205 • Calabasas, CA 91302
www.barnettandlinn.com
WILLIAM B. BARNETT		TELEPHONE: 818-436-6410
Attorney/Principal		FACSIMILE: 818-223-8303
wbarnett@wbarnettlaw.com

September 7, 2017

Forge Innovation Development Corp.

17700 Castleton Street, Suite 469

City of Industry, California 91748

Re:     Registration Statement on Form S-1 and amendments thereto

File No. 333-218248

Gentlepersons:

Reference is made to the Registration Statement on Form S-1 and Amendments thereto (“Registration Statement”) filed by Forge Innovation Development Corp. (the “ Company ”), a Nevada corporation, under the Securities Act of 1933, as amended (“Act”), covering the resale by certain of the Company’s shareholders as set forth in the Registration Statement (the “ Selling Shareholders ”) of up to an aggregate of 4,938,535 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon and relying solely upon the foregoing, we advise you that in our opinion the Shares being offered will, when sold, be legally issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion letter is limited to the application of the laws of the State of Nevada and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdictions. Our opinions and statements expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ William B. Barnett
William B. Barnett